SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2002
Date of Report (Date of earliest event reported)

CATALYST SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

0-21488
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0083129 (I.R.S. Employer Identification No.)

1250 Borregas
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)

(408) 542-1000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On August 22, 2002, the Board of Directors of Catalyst Semiconductor, Inc. (the “Company”) issued a press release, the text of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing that it has appointed Mr. Henry C. Montgomery as Chairman of the Company’s Board of Directors replacing Mr. Radu Vanco who left the Company’s employment as President and CEO. Concurrent with the appointment of Mr. Montgomery, the Board of Directors has also appointed Mr. Gelu Voicu as Executive Vice President and Chief Operating Officer.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit
Number

99.1	Press Release of Catalyst Semiconductor, Inc. dated August 22, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2002

CATALYST SEMICONDUCTOR, INC

By:	/s/ Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Catalyst Semiconductor, Inc. dated August 22, 2002.